Exhibit 28

                       Consolidated Financial Statements


                            EQUIVEST FINANCE, INC.
                                AND SUBSIDIARIES

                               December 31, 1996

Consolidated Financial Statements(unaudited)

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996









Consolidated Financial Statements(unaudited)


Consolidated Balance Sheet(unaudited)....................................
Consolidated Statement of Income(unaudited)..............................
Consolidated Statement of Equity Accounts(unaudited) ....................
Consolidated Statement of Cash Flows(unaudited)..........................
Notes to Consolidated Financial Statements...............................

CONSOLIDATED BALANCE SHEET(unaudited)

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996



ASSETS
  Cash                                                      $  4,037,201

  Receivables:
    Accounts receivable                                        6,234,491
    Notes and advance receivable, net                         90,307,500
    Less allowance for doubtful receivables                   (1,979,182)
                                                            ------------
                                                              94,562,809
    Accounts receivable-related party                            671,411
    Notes receivable-related party                             7,537,968
                                                            ------------
    Total Receivables                                        102,772,188

  Deferred financing costs, less amortization
    of $922,702                                                3,859,554

  Cash--restricted                                             1,128,773

  Other assets                                                 1,406,091
                                                            ------------

                                                            $113,203,807
                                                            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Accounts payable and other liabilities:
    Accounts payable                                    $  715,698
    Accounts payable--related parties                      680,842
    Accrued expenses and other liabilities                 994,788
                                                     -------------
                                                         2,391,328

  Notes payable:
    Recourse notes payable                              37,925,876
    Non-recourse notes payable                          41,500,180
    Notes payable                                        3,516,140
    Notes payable--related party                        23,803,257
                                                     -------------
    Total Notes Payable                                106,745,453
                                                     -------------
                                                       109,136,781

SUBSEQUENT EVENTS AND CONTINGENCIES

12.5% REDEEMABLE CONVERTIBLE PREFERRED STOCK
  $3 par value; 1,000,000 shares authorized,
  9,915 shares issued and outstanding                       29,745

PREFERRED AND COMMON STOCK AND OTHER CAPITAL
  Cumulative Redeemable Preferred Stock--Series 2
    Class A, $3 par value; 15,000 shares authorized,
    10,000 shares issued and outstanding                    30,000
  Cumulative Convertible Preferred Stock--Series 2,
    $3 par value; 3,000 shares authorized, issued and
    outstanding                                              9,000
  Common Stock, $.05 par value; 10,000,000 shares
    authorized, 9,484,847 shares issued and outstanding    474,243
  Additional paid in capital                             6,330,956
  Retained earnings (deficit)                           (2,806,918)
                                                      ------------
                                                         4,037,281
                                                      ------------
                                                      $113,203,807
                                                      ============

See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF INCOME(unaudited)

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

Year ended December 31, 1996

REVENUE
  Interest                                       $12,997,682
  Gains on sales of contracts                        422,328
  Other income                                       843,349
                                                 -----------
                                                  14,263,359

COSTS AND EXPENSES
  Provision for doubtful receivables                 178,543
  Interest                                         8,270,593
  Amortization of financing costs                    662,390
  Selling, general and administrative              3,462,588
                                                 -----------
                                                  12,574,114
                                                 -----------
    INCOME BEFORE PROVISION FOR INCOME TAXES       1,689,245


PROVISION FOR INCOME TAXES
  Current                                            195,000
  Deferred                                          (166,000)
                                                ------------
                                                      29,000
                                                ------------

    NET INCOME                                   $ 1,660,245
                                                ============

EARNINGS PER COMMON SHARE
  Weighted average shares outstanding              9,512,708
  Fully diluted average shares outstanding        17,012,708
  Net income                                     $ 1,660,245
  Preferred stock dividend requirement              (527,051)
                                                ------------

  Net income after preferred stock dividends     $ 1,133,194
                                                ============

  Primary earnings per share                       $0.12
                                                ============
  Fully diluted earnings per share                 $0.07
                                                ============

See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF EQUITY ACCOUNTS(unaudited)

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

Year ended December 31, 1996



                                                                                        Redeemable
                                                                           Additional    Preferred   Convertible
                                                                             Paid        Stock--     Preferred     Retained
                                                 Common        Common        in          Series 2     Stock--      Earnings
                                    Total        Shares        Amount        Capital     Class A     Series 2     (Deficit)
                                ------------  ------------  ------------  -----------   -----------  ---------   -----------

 Balances, December 31, 1995    $2,377,026    9,484,847     $474,243      $6,369,956    $    -0-     $   -0-    $(4,467,163)
 Issue Preferred Stock --
   Series 2 Class A                                                          (30,000)     30,000
 Issue Preferred Stock --
   Series 2                                                                  ( 9,000)                    9,000

 Net Income                      1,660,245                                                                         1,660,245
                                ----------    ---------     --------      ----------    ----------   ---------   -----------
 Balances, December 31, 1996    $4,037,281    9,484,847     $474,243      $6,330,956    $ 30,000     $   9,000    (2,806,918)
                                ==========    =========     ========      ==========    ========     =========   ============



See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF CASH FLOWS(unaudited)

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

Year ended December 31, 1996

CASH FLOWS USED IN OPERATING ACTIVITIES
  Net income                                                 $ 1,660,245
  Adjustments to reconcile net income to net cash
    used in operating activities:
      Depreciation and amortization                              683,926
      Provision for doubtful receivables                         178,543
      Provision for deferred taxes                              (166,000)
      Gains on sales of contracts                               (422,328)
      Changes in assets and liabilities:
        Increase in other assets                              (2,200,751)
        Increase in restricted cash                              (39,808)
        Decrease in accounts payable, cash overdraft
          and accrued expenses                                (4,831,379)
        Decrease in accounts payable--related parties         (1,416,178)
                                                               ---------
     NET CASH USED IN OPERATING ACTIVITIES                    (6,553,730)

CASH FLOWS USED IN INVESTING ACTIVITIES
  Proceeds from sales of contracts                             6,734,809
  Sale of property and equipment                                  22,951
  Increase in receivables, net                               (24,855,827)
                                                              ----------
     NET CASH USED IN INVESTING ACTIVITIES                   (18,098,067)

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on loans payable--related party                    (3,461,772)
  Proceeds from notes payable                                    280,156
  Proceeds from recourse notes payable                        38,021,805
  Payments on recourse notes payable                         (22,785,337)
  Proceeds from non-recourse notes payable                    29,146,944
  Payments on non-recourse notes payable                     (12,995,603)
                                                              ----------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                28,206,193
                                                              ----------
        INCREASE IN CASH                                       3,554,396
           Cash at beginning of year                             482,805
                                                              ----------
        CASH AT END OF YEAR                                   $4,037,201
                                                              ==========
SUPPLEMENTAL DISCLOSURES
  Income taxes paid                                         $    124,682
  Interest paid                                             $  6,223,101


See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(unaudited)

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Organization: Equivest Finance, Inc. and Subsidiaries (collectively, the "Company"), includes Equivest Capital Funding, Inc. and Resort Funding, Inc. (formerly Bennett Funding International, Ltd.) and its subsidiary, BFICP Corporation.

Equivest Finance, Inc.("Equivest") is a Florida licensed company which was in the business of financing auto insurance premiums primarily in Florida. In mid 1995, Equivest discontinued operating as an insurance premium finance company and is now a holding company.

On February 16, 1996, Equivest entered into an Agreement and Plan of Exchange with The Bennett Funding Group, Inc. ("BFG"). In this transaction, Equivest acquired all of the capital stock of Resort Funding, Inc. ("Resort Funding") from BFG in exchange for $10,000,000 liquidation amount of Equivest Redeemable Preferred Stock and $3,000,000 liquidation amount of Equivest Convertible Preferred Stock. The Convertible Preferred Stock is convertible into 7,500,000 shares (approximately 44% of the outstanding shares after giving effect to the transaction) of Common Stock of Equivest. Another affiliated entity, Bennett Management and Development Corporation ("BMDC") also owns approximately 42% of the Common Stock of Equivest. Prior to the exchange transaction, BFG and BMDC owned approximately 75% of the Company's voting stock. Subsequently, they own approximately 86% of the Company's voting stock. Because of the relationships among the parties, the Company accounted for the transaction as if it were a pooling of interest. The accompanying consolidated financial statements for the year ended December 31, 1996 include Resort Funding and subsidiary for the full year. The results of operations of the separate entities for the period January 1, 1996 through February 16, 1996 are immaterial.

Resort Funding and its subsidiary, BFICP Corporation, provide financing to domestic and international timeshare resort developers (the "Resorts"). Financing provided includes consumer lending for timeshare intervals and resort acquisition and development lending.

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Equivest and its subsidiaries, Equivest Capital Funding, Inc. and Resort Funding and its subsidiary, BFICP Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates: The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. Actual results could differ from the Company's estimates.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Interest Income: The Company recognizes interest income on consumer financing contracts using the interest method over the term of the contract. It recognizes interest income on outstanding resort acquisition and development loans when earned, based upon the terms of the loan agreements.

Gains on Sales of Contracts: Gains on sales of contracts result from periodic sales of consumer receivables sold on a nonrecourse basis. A gain is recorded to the extent the net proceeds exceed the net investment in the consumer receivables sold. Proceeds from the securitization and sales of consumer receivables aggregated $4,041,300 in 1996.

Other Income: Other income primarily represents fees which are recognized as income when the Company performs the related service. These services include billing services for developers, servicing of accounts receivable sold under its financing facility (discontinued after April 1996), and loan commitment, chargeback and collection fees to Resorts.

Allowance for Doubtful Receivables: Receivables have been reduced by an allowance for doubtful receivables. The allowance is an amount which management believes will be adequate to absorb possible losses on existing receivables.
The evaluation considers past loss experience, known and inherent risks in the portfolio, adverse conditions that may affect the borrower's ability to repay, the estimated value of underlying collateral, and current economic conditions. Receivables are charged against the allowance when management believes that collectibility is unlikely.

The Company follows Statement of Financial Accounting Standards No 114 (SFAS
114) "Accounting by Creditors for Impairment of a Loan". Under SFAS 114, the allowance for doubtful receivables for loans identified as impaired is specifically determined using the loan's projected discounted cash flow or its net collateral value. At December 31, 1996, the Company has no loans specifically valued under SFAS 114.

Because of uncertainties in the estimation process, it is at least reasonably possible that management's estimate of loan losses inherent in the loan portfolio and the related allowance will change in the near term. That amount cannot be estimated.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Deferred Financing Costs: Deferred financing costs represent unamortized expenses associated with issuing certain debt and fees payable to trustee resulting from bank settlement transactions (see Note I). Amortization of these costs is computed on a straight-line basis over the term of the associated debt and does not differ materially from that computed using the effective interest method. The amortization of deferred financing costs, included in selling, general and administrative expenses in the accompanying statement of income, amounted to $662,390 for 1996.

Income Taxes: The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 is an asset and liability approach to accounting for deferred income taxes. This requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in tax laws or rates. A valuation allowance reduces deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Additional income tax accounting information for 1996 has been disclosed in Note M to the consolidated financial statements.

Earnings Per Common Share: Primary earnings per common share is computed by dividing net income less the preferred stock dividend requirements by the weighted average number of common shares and, as appropriate, common stock equivalents outstanding for the period. Fully diluted earnings per common share assumes conversion of convertible preferred stock, elimination of the related preferred stock dividend requirements and the issuance of common stock for all other potentially dilutive equivalents outstanding.


NOTE B--CONTINGENT LIABILITIES

On March 28, 1996, both BFG and BMDC were named in a series of suits filed by the Securities and Exchange Commission. On March 29, 1996, both entities filed for bankruptcy court protection under Chapter 11 of the U.S. Bankruptcy Code. At December 31, 1996, Resort Funding has outstanding notes (see Note
L) and accrued interest payable to BFG of $23,803,256 and accounts payable to its affiliates of $680,842. Additionally, after the exchange described in Note A, BFG and BMDC owned approximately 86% of the outstanding Common Stock of the Company, assuming full conversion of their holdings of Convertible Preferred Stock. Board level management of the Company is effectively under the control of an independent bankruptcy trustee ("Trustee") whose primary responsibility is to maximize assets for the benefit of the bankrupts' creditors. The ultimate impact of these events on the Company's business and operations is not presently determinable.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE B--CONTINGENT LIABILITIES--Continued


The Company has been named with BFG and its affiliates in two class action type claims brought in connection with investments made by the claimants through BFG or its other affiliates. The complaints have not yet been answered and it is too early to assess the likelihood of an unfavorable outcome. One action has been stayed by an order of the Bankruptcy Court and the other will likely be stayed.

The Company is a defendant in a legal action filed by a former officer and director of the Company against the Company and other parties containing numerous allegations. The Company believes that this legal action is lacking in merit and intends to vigorously defend the lawsuit.


NOTE C--CASH

The Company maintains accounts at several banks which customarily exceed the FDIC insured limit of $100,000.


NOTE D--ACCOUNTS AND NOTES RECEIVABLE

Accounts receivable consist of: (1) amounts due from timeshare interval owners for maintenance and service charges which the Company remits to the Resorts upon receipt, and (2) the principal amount of unpaid and delinquent timeshare interval contracts which are receivable from Resorts under the recourse provisions of applicable financing agreements. Receivables are stated at their unpaid principal balances. Amounts due Resorts for maintenance and service charges are included in accounts payable.

Notes and advance receivables include: (1) the unpaid balance from loans to Resorts for acquisition and development of resort properties, (2) the unpaid contract amounts receivable from timeshare interval owners less the unearned income and holdbacks on funds borrowed under those contracts, and (3) retained interests in receivables sold under securitization agreements. Interest rates on these receivables range from 12% to 18% per annum.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996



NOTE D--ACCOUNTS AND NOTES RECEIVABLE--Continued

The following are the components of notes and advance receivable as of December 31, 1996:

   Notes receivable--consumer contracts                     $94,047,861
   Unearned interest income                                 (27,846,532)
   Holdbacks on consumer contracts                          (12,385,961)
                                                            -----------
   Net consumer contract receivables                         53,815,368
   Notes and advance receivables--resorts                    33,045,142
   Retained interests in securitized receivables              3,446,990
                                                            -----------
                                                            $90,307,500
                                                            ===========

Substantially all consumer contracts are with full recourse to the resort developers. Also, the Company's practice is to withhold approximately fifteen percent of the purchase price of the consumer contracts until the contract receivable has been fully collected. The amount of funds withheld comprises holdbacks on consumer contracts.

Notes and advance receivables--resorts includes an advance to a resort of $2,743,119 which is due in thirty-six equal monthly payments, including interest at 12% per annum, provided there is sufficient cash flow from designated timeshare sales. The advance was made under a five year agreement which provides for the Company to receive fifty percent of defined cash flow from a resort facility. Interest income is recognized as earned and additional cash flow, if any, will be recognized as income when received.
The advance has been classified as a loan because it has been guaranteed by the corporate partners of the developer and the borrower's investment meets the requirements for loan classification versus an equity type investment.
In May 1997, the Company restructured the financing arrangement with the resort in connection with the financing of a new resort. The five year agreement was cancelled and the outstanding advance was converted to a promissory note which bears interest at 12% per annum. The note is collateralized by security interests in the unsold timeshare intervals at the date of the note. Principal is required to be paid in stipulated amounts, as timeshare intervals are sold. The note is also guaranteed by the corporate partners of the developer.

Retained interests in securitized receivables represent the discounted amount of collections from securitized receivables over the amounts due to investors in the securitizations. Realization of the carrying value amount is based on the declines during the period in the present value of the projected collections using the same discount rate as was appropriate at the time of securitization.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE D--NOTES AND ADVANCE RECEIVABLES--Continued

Unearned interest income relates to time share contracts and represents the unamortized interest to be recorded in income over the remaining loan terms.

The activity in the allowance for doubtful accounts for the year ended December 31, 1996 is as follows:

   Balance--January 1, 1996                             $1,800,640
   Provision for uncollectibles                            178,542
   Charge-offs                                                 -0-
                                                        ----------
   Balance--December 31, 1996                           $1,979,182
                                                        ==========

The Company's concentration of credit risk in its accounts and notes receivable is substantially mitigated by credit and evaluation procedures. The Company generally requires collateral and has set up reserves for potential credit losses which have been within management's expectations.

At December 31, 1996, the Company had agreements for resort development financing with 18 developers covering 19 timeshare resort complexes. The Company's consumer contract lending results from interval purchases at resorts owned by these developers and a limited number of other resort developments not financed by the Company. At December 31, 1996, the Company was committed to lend approximately $12.7 million in funds for resort construction or renovation. The Company has also agreed to purchase consumer timeshare interval contracts from 31 resorts, subject to satisfactory underwriting approval of each individual consumer.

Based on their maturity dates, the gross receivables from resorts and consumers (including unearned income and holdback amounts) are due during the years ending December 31 as follows: 1997--$29,594,515; 1998--$19,147,350;
1999--$20,083,166; 2000--$14,482,998; 2001--$6,999,470; and thereafter--$0.


NOTE E--ACCOUNTS RECEIVABLE--RELATED PARTY

Accounts receivable--related party represents amounts due from affiliated entities for advances made by the Company.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE F--NOTES RECEIVABLE--RELATED PARTY

Notes receivable--related party is comprised of $100,000 due from an affiliated entity (BMDC) which bears interest at 8.75%; and $7,437,968 due from the bankruptcy Trustee in connection with the financing described in
Note I. The notes due from the Trustee bear interest at 10% and are collateralized by third-party leases. In the event of default, the Company can apply any unpaid amounts to its notes payable to these related parties.


NOTE G--RESTRICTED CASH

Restricted cash includes $951,079 on deposit with financial institutions at December 31, 1996 in conjunction with requirements of lending agreements. The amounts are held as security in case of default by the Company. As part of the financing facility described in Note K, the Company is also required to maintain an account for interest rate hedge purposes. The required balance is determined monthly and amounts to $139,065 at December 31, 1996. The remaining restricted cash of $38,629 at December 31, 1996 is a dual signature account held jointly by the Company and a resort developer. The cash is available only as payment for chargebacks on timeshare contracts after approval by both joint account holders. All restricted cash accounts are held in interest bearing accounts and several exceed the FDIC insured limit of $100,000.


NOTE H--OTHER ASSETS

Other assets include deferred taxes--$824,824 (see Note M), accrued interest receivable--$425,471, prepaid expenses, and furniture and equipment. Substantially all furniture and equipment was fully depreciated at December 31, 1996.


NOTE I--RECOURSE NOTES PAYABLE

At December 31, 1996, recourse notes payable includes (1) outstanding loans of $20,902,915 due to banks in monthly installments through 2001 which bear interest at rates ranging from 9% to 11%; (2) outstanding loans of $14,395,521 due to banks and others in monthly installments through 2003 which bear interest at rates ranging from 1/2% to 4%; and (3) a fee in the amount of $2,627,440 due an affiliate in connection with arrangement of (2). The notes are collateralized by security agreements and assignment of payments due on consumer loans from timeshare intervals and resort acquisition and development loans and, as further described below, third party leases.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE I--RECOURSE NOTES PAYABLE--Continued

In November and December 1996, the Company obtained financing at favorable 1/2% to 4% interest rates from banks and others who were creditors of affiliated entities which had filed for bankruptcy protection as described in Note B. The bankruptcy Trustee arranged this financing and borrowed part of the proceeds ($7,437,968) from the Company in order to settle the bankrupts' obligations with those creditors. As consideration for the financing, the Company will pay a fee to the Trustee based on an annual rate of approximately 3% of the unpaid principal balance of the loans. The Company is expensing this fee as interest over the loan periods.

Subsequent maturities of recourse notes payable for the years ending December 31 are: 1997--$9,067,342; 1998--$5,020,891; 1999--$5,471,437; 2000--
$4,019,782; 2001--$4,865,444; and thereafter--$9,480,980.


NOTE J--NOTES PAYABLE

Notes payable consist of unsecured promissory notes which mature December 1, 1998. Interest at 8% per annum is payable monthly. The unsecured promissory notes were issued during 1996 in connection with a bond exchange agreement. The bond exchange agreement allowed the Company, after receiving more than 90% approval from the former bondholders, to include the outstanding bond principal balance and accrued and unpaid interest as of November 30, 1996 in the unsecured promissory note.


NOTE K--NONRECOURSE NOTES PAYABLE AND CONTRACT SECURITIZATION SALES

The Company has a $50,000,000 purchase/pledge financing facility with a bank which expires in May 2000. Under this agreement, the Company's qualifying consumer contract notes receivable can either be securitized and sold to the bank without recourse or used as collateral for borrowings.

At December 31, 1996, $6,031,396 was available under the facility and $43,968,604 was the balance of funds used under the facility including the outstanding loan balance of $33,323,221. The remaining amount of $10,645,383 represents the balance of the facility used by the sale of consumer contract notes receivable during 1995 and 1996.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE K--NONRECOURSE NOTES PAYABLE AND CONTRACT SECURITIZATION
                 SALES--Continued

The debt is collateralized by security agreements on the pledged receivables and assignments of payments due on the collateral. Additionally, the agreement contains both specific and general covenants including maintenance of specified collateralization and default rates with respect to pledged receivables and tangible and overall net worth requirements.

Certain events of default under the agreement occurred as the result of the bankruptcy filing by BFG and related events. However, the bank has not declared the facility to be in default and has continued to provide funds to the Company. Effective April 10, 1996, interest on borrowings has been at the bank's prime rate plus 2%. In the event of termination, the bank could allocate the outstanding balance to a fixed period at its discretion.

At December 31, 1996, the balance of recourse notes payable, $8,176,959, includes (1) outstanding loans of $6,441,959 due to banks in monthly installments through 2001 which bear interest at rates ranging from 9% to 11%; and (2) an outstanding loan of $1,735,000 due to a bank in monthly installments through 2001 which bears interest at 3%.


NOTE L--RELATED PARTY TRANSACTIONS

Notes payable--related party includes an unsecured demand note of $18,803,257 and a subordinated demand note of $5,000,000 payable to BFG with interest at 10 1/2% per annum. On March 5, 1997, the Trustee received bankruptcy court approval for an amendment to and restatement of the demand notes due BFG. Under terms of the amended and restated notes the holder may not demand repayment until after January 16, 1998 unless the notes are in default. The holder is also required to give 90 days written notice to the Company. Depending on the type of default, the notes and accrued interest would be either payable upon written notice or payable without notice. BFG subordinated $5,000,000 of its loan to the Company in connection with the financing facility described in Note K. Under the financing agreements, the subordinated debt is currently required for the purpose of meeting stipulated minimum net worth amounts. Interest expense incurred on the related party debt amounted to $2,050,773 for the year ended December 31, 1996.

BFG provides office facilities to the Company under a lease which expires March 31, 2002. The lease provides for annual rental plus escalation for the Company's percentage share of increases in real estate taxes and certain operating and maintenance expenses. The minimum future annual rent for the noncancellable lease term, excluding escalation, amounts to $161,213 ($967,278 through 2002).

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE L--RELATED PARTY TRANSACTIONS--Continued

Under an agreement which expired March 31, 1996, the Company paid BFG $422,115 for various administrative services including billing, collection, legal and management services.

The Company currently receives limited administrative services from BFG related to billing consumers amounts due under timeshare interval contracts. The expense amounted to $85,871 during 1996.


NOTE M--INCOME TAXES

The Company files a consolidated federal income tax return which includes all of its subsidiaries. Each company files separate state income tax returns.

The Company acquired Resort Funding and BFICP Corporation on February 16, 1996 (see Note A). Accordingly, for federal income tax purposes, the operations of these companies from February 17, 1996 to December 31, 1996 are included in the Company's consolidated federal income tax return and their operations prior to that date are included in the consolidated federal income tax return of BFG.

The Company has established valuation allowances for its net operating loss carryforwards because utilization of certain of these losses is limited due to an "ownership change" (as defined by Section 382 of the Internal Revenue Code of 1986, as amended) which occurred in June 1993 and because there is no assurance that the Company will generate sufficient taxable earnings to utilize the unrestricted loss carryforwards before they expire. Management believes that all other net deductible temporary differences will reverse during periods in which the Company generates net taxable income.

The consolidated provision for income taxes included in the accompanying Statement of Income consists of the following:

  Current provision:
     Federal                    $    -0-
     State                        195,000
                                ---------
                                  195,000


EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996

NOTE M--INCOME TAXES--Continued


   Deferred provision:
     Federal                                             31,000
     State                                             (197,000)
                                                       --------
                                                       (166,000)
                                                       --------
                                                       $ 29,000
                                                       ========

Net deferred tax assets of $824,824, included in Other Assets in the accompanying balance sheet, are comprised of:

   Receivable allowance                              $  694,408
   Net operating loss carryforwards                   1,539,195
   State income taxes, net of federal benefit           130,416
                                                     ----------
                                                      2,364,019
   Valuation allowance                               (1,539,195)
                                                     ----------
                                                     $  824,824
                                                     ==========

The provision for income taxes for the year ended December 31, 1996 is less than amounts computed by applying the statutory rate (34%) to income before income taxes for the following reasons:

   Income taxes at statutory rates                    $ 589,000
   Benefit of operating loss carryforwards             (534,000)
   State income taxes, net of federal income
     tax benefit                                         (2,000)
   Other items                                          (24,000)
                                                       --------
   Provision for income taxes                          $ 29,000
                                                       ========

The Company had federal net operating loss carryforwards of approximately $4,528,000 at December 31, 1996 which expire in the following years: 2007-- $1,872,000; 2008--$9,000; 2009--$2,001,000; and 2010--$646,000.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE N--12.5% REDEEMABLE CONVERTIBLE PREFERRED STOCK

Each share of this issue of preferred stock is convertible into 2.81 shares of Common Stock at any time until August 26, 2006. It is also redeemable through that date, at the Company's option, at a redemption price of $4 per preferred share, provided that the closing bid of the Company's Common Stock is at least $5 per share during each of the 20 business days preceding the redemption notice. The Company is required to redeem, to the extent permitted by law, any remaining outstanding shares at their $3 par value per share by August 26, 2006 (or thereafter at the earliest possible date that payment may be lawfully and properly made). Dividends on this issue are cumulative and payable quarterly when declared by the Company. At December 31, 1996, the cumulative undeclared and unpaid dividends amount to $3,718.


NOTE O--PREFERRED STOCK CAPITAL

Cumulative Redeemable--Series 2 Class A: The holder of this issue is entitled to the number of votes which equals 20% of the total number of voting shares of the Company's stock after taking into account both Common and Convertible Preferred Stock. In the event of liquidation, these shares have a liquidation value of $1,000 per share ($10,000,000 in total) plus all accrued and unpaid dividends, rank senior to the Series 2 Convertible stock described below, and are equal in preference to the 12.5% Preferred Stock described in Note N. The Company may, at its option any time after February 16, 2002, redeem this stock in whole or in part at its liquidation value plus accrued and unpaid dividends. Dividends on this issue are cumulative and payable quarterly when declared by the Company at the rate of $60 per annum per share. At December 31, 1996, the cumulative undeclared and unpaid dividends amount to $523,333.

Cumulative Convertible--Series 2: The holder of this issue is entitled to that number of votes which is equal to the shares of Common Stock into which
it is convertible.   Each share is mandatorily convertible into 2,500 shares
of Common Stock (7,500,000 shares in total) upon the date the Company has a sufficient number of authorized and unissued shares reserved for this conversion. In the event of liquidation, these shares have a liquidation value of $1,000 per share ($3,000,000 in total) plus all accrued and unpaid dividends. Dividends on these shares are cumulative from and after February 16, 1997 and will be payable quarterly when declared by the Company at the rate of $60 per annum per share.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE P--FAIR VALUES OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 ("SFAS 107"), Disclosure about Fair Value of Financial Instruments, requires the disclosure of estimated fair value of on- and off-balance sheet financial instruments. A financial instrument is defined by SFAS 107 as cash, evidence of an ownership interest in an entity, or a contract that creates a contractual obligation or right to deliver or to receive cash or another financial instrument from a second entity on potentially favorable terms.

Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible income tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. Fair values for the Company's financial instruments are based on judgments regarding current economic conditions, interest rate characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgement and cannot be determined with precision. Therefore, the calculated fair value estimates cannot always be sustained by comparison to independent markets, and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the instruments.

Fair value estimates do not include anticipated future business or the values of assets, liabilities and customer relationships that are not considered financial instruments. Other assets and liabilities that are not considered financial instruments include deferred tax assets, property and equipment, and deferred financing costs. Accordingly, the estimated fair value amounts of financial instruments do not represent the entire value of the Company.

Cash and Restricted Cash: The carrying amounts reported in the balance sheet is their estimated fair value since the amounts are payable on demand.

Accounts and Notes Receivable: The estimated fair values of accounts and notes receivable were developed using estimated cash flows and maturities based upon contractual interest rates and historical experience and discounting those cash flows using current market interest rates. The Company's carrying value of accounts and notes receivables, including the advance receivable, approximates their fair value. The Company's commitments to lend as disclosed in Note D also approximate their fair value using the same methodology for estimating fair value.

EQUIVEST FINANCE, INC. AND SUBSIDIARIES

December 31, 1996


NOTE P--FAIR VALUES OF FINANCIAL INSTRUMENTS--Continued

Notes Payable: The fair values of notes payable are estimated using rates currently available to the Company for similar debt and remaining maturities except that it is not practicable to estimate the fair value of its related party indebtedness. The carrying amounts and fair values of notes payable is summarized as follows:

                                             Carrying         Fair
                                              Amount          Value
                                             --------      ----------
Notes payable excluding related party
   indebtedness                             $ 82,942,196   $77,229,196
Related party indebtedness                    23,803,257
                                            ------------
                                            $106,745,453
                                            ============

12.5% Redeemable Convertible Preferred Stock: It is not practicable, because of cost, to determine the estimated fair value of this relatively small amount outstanding.


NOTE Q--STOCK OPTIONS

On September 2, 1988, the Board of Directors of the Company adopted a Stock Option Plan (the "Plan") which was ratified by stockholders on the same date. The Plan covers 100,000 shares of Common Stock and is intended to strengthen the Company s ability to attract and retain qualified personnel by affording such individuals an opportunity to hold a proprietary interest in the Company. The Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or a "Non-Statutory Stock Options." The Plan also provides that no options may be granted after September 1, 1998. At December 31, 1996 there were no options outstanding under the Plan.